Exhibit 12(b)

                       THE MONTANA POWER COMPANY

          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (DOLLARS IN THOUSANDS)


                                               TWELVE MONTHS
                                                   ENDED
                                             SEPTEMBER 30, 1996
                                             ------------------

         Net Income                               $72,594

         Income Taxes                              37,983
                                               ------------
                                                 $110,577
                                               ------------


         Fixed Charges:
           Interest                               $49,468
           Amortization of Debt Discount,
             Expense and Premium                    1,570
           Rentals                                 34,585
                                               ------------
                                                  $85,623


         Earnings Before Income Taxes
           and Fixed Charges                     $196,200
                                               ============


         Ratio of Earnings to Fixed Charges          2.29 x
                                               ============